                                                                    EXHIBIT 10.7


                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------

     This Agreement dated as of April 12, 2000 is entered into by and among Proton Energy Systems, Inc., a Delaware corporation (the "Company"), the Purchasers and Prior Purchasers whose names are listed on Exhibit A attached hereto, and, solely for the purpose of Sections 7 and 15 below, the Founders whose names are signed below.

     WHEREAS, the parties hereto desire to provide for the purchase and sale of certain securities of the Company as set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   Authorization and Sale of Shares
          --------------------------------

          (a)  Authorization.  The Company has duly authorized the sale and
               -------------
issuance of up to 15,000,000 shares of its Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Preferred"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Amendment of Certificate of Incorporation attached hereto as Exhibit B (the "Certificate of Amendment"). The Company has, or on or before the Closing (as defined in Section 2) will have, adopted and filed with the Secretary of State of Delaware a Certificate of Amendment of Certificate of Incorporation in the form of the Certificate of Amendment.

          (a)  Sale of Shares.  Subject to the terms and conditions of this
               --------------
Agreement, at the Closing, (as defined in Section 2), the Company will sell and issue to each of the Purchasers listed on Exhibit A attached hereto, and each of the Purchasers listed on Exhibit A attached hereto will purchase, the number of shares of Series C Preferred set forth opposite such Purchaser's name on Exhibit A attached hereto for the purchase price of $3.50 per share in cash. The shares of Series C Preferred being sold under this Agreement are referred to as the "Shares".

          (b)  Separate Agreements.  The Company's agreement with each of the
               -------------------
Purchasers is a separate agreement, and the sale of the Shares to each of the Purchasers is a separate sale.

          (c)  Use of Proceeds.  The Company will use the proceeds from the sale
               ---------------
of the Shares for working capital and other general corporate purposes.

     2.   Closing.  The closing of the sale and purchase of Shares (the
          -------
"Closing") is taking place simultaneously with the execution of this Agreement at the offices of Hale and Dorr LLP in Boston, Massachusetts at 10:00 A.M. on April 12, 2000. At the Closing, the Company will deliver to each of the Purchasers buying Shares a certificate for the number of Shares then being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company in U.S. dollars of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date". If as of the Closing Date any of the conditions specified in Section 5 shall not have been fulfilled, each of the Purchasers shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any other rights he or it may have by reason of such failure or such nonfulfillment.

     3.   Representations and Warranties of the Company.  Subject to and except
          ---------------------------------------------
as disclosed by the Company in Exhibit C attached hereto, the Company hereby represents and warrants to each of the Purchasers as follows:

          (a)  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it, to enter into and perform this Agreement, the transactions contemplated hereby and any other agreement to which the Company is a party the execution of which is contemplated hereby and to issue and sell the Shares and the Common Stock issuable upon conversion thereof. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Connecticut. The Company has furnished to Hale and Dorr LLP, counsel for the Purchasers, true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to date and presently in effect.

          (b)  Capitalization.  The authorized capital stock of the Company
               --------------
immediately prior to the Closing will consist of 35,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), of which 1,900,000 shares are issued and outstanding, and 24,108,511 shares of Preferred Stock, $.01 par value per share, 2,908,511 shares of which shall be designated as Series A Convertible Preferred Stock, all of which are issued and outstanding, 2,500,000 shares of which shall be designated as Series A-1 Convertible Preferred Stock, of which 2,295,367 shares are issued and outstanding, 2,200,000 shares of which shall be designated as Series B Convertible Preferred Stock, of which 1,545,151 shares are issued and outstanding, 1,500,000 shares of Series B-1 Preferred Stock, all of which are issued and outstanding, and 15,000,000 shares of Series C Preferred, none of which shall have been issued. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Exhibit B, C or D hereto or provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided in this Agreement, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act"). All of the issued and outstanding shares of Common Stock have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws. To the best of the Company's knowledge, no stockholder of the Company has granted options or other rights to purchase any shares of Common Stock from such stockholder.

          (c)  Subsidiaries.  The Company has no subsidiaries and does not own
               ------------
or control, directly or indirectly, any other corporation, association or business entity.

          (d)  Stockholder List and Agreements.  Attached as Exhibit D is a true
               --------------------------------
and complete list of the stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder as of the date of this Agreement. Except as contemplated by this Agreement or set forth on Exhibit C, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best knowledge of the Company, among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company.

          (e)  Issuance of Shares.  The issuance, sale and delivery of the
               ------------------
Shares and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company, and the Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

          (f)  Authority for Agreement.  The execution, delivery and performance
               -----------------------
by the Company of this Agreement, and the Fifth Amended and Restated Co-Sale Agreement of even date herewith among the Company, the Founders, the Purchasers and the Prior Purchasers (the "Co-Sale Agreement") (this Agreement and the Co-Sale Agreement are referred to herein as "Agreements") have been duly authorized by all necessary corporate action, and each of the Agreements has been duly executed and delivered by the Company. Each of the Agreements constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. The execution of the Agreements and performance of the transactions contemplated thereby and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Company's Certificate of Incorporation or Bylaws, each as amended to date and presently in effect, or any indenture, lease, agreement or other instrument to which the Company is a party or by which the Company or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

          (g)  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of the Agreements, the offer, issue, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, except (i) requisite filings with appropriate state securities authorities, which the Company hereby covenants to make on a timely basis, and (ii) such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by each of the Purchasers in Section 4 of this Agreement, and the making of such filings, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable Federal and state securities laws.

          (h)  Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending against the Company or, to the best of the Company's knowledge, threat thereof, against the Company, nor, to the best of the Company's knowledge is there any action, suit or proceeding pending or threatened against any of the Company's officers and directors, which questions the validity of this Agreement or the right of the Company to enter into any such agreement, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition (financial or otherwise), business or prospects of the Company, nor is there any litigation pending, or to the best of the Company's knowledge, any threat thereof, against the Company by reason of the proposed activities of the Company, or negotiations by the Company with possible investors in the Company.

          (i)  Financial Statements.  The Company has furnished to each of the
               --------------------
Purchasers a complete and correct copy of the unaudited balance sheet of the Company compiled by the Company as at February 29, 2000 (such balance sheet is referred to herein as the "Balance Sheet"; February 29, 2000 is referred to herein as the "Balance Sheet Date") and the related statements of operations and cash flows compiled by the Company for the period then ended (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Financial Statements have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

          (j)  Absence of Liabilities.  Except as disclosed in Exhibit C
               ----------------------
attached hereto, the Company did not have, at the Balance Sheet Date, any liabilities of any type which in the aggregate exceeded $25,000, whether absolute or contingent, which were not fully reflected on the Balance Sheet, and, since the Balance Sheet Date, the Company has not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

          (k)  Property and Assets.  The Company has good title to all of its
               -------------------
material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Balance Sheet or in Exhibit C attached hereto.

          (l)  Patents and Trademarks.  Set forth on Exhibit C attached hereto
               ----------------------
is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by the Company. The Company owns or possesses all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing, necessary for the conduct of the Company's business as conducted and as proposed to be conducted, and all product concepts described in the Business Plan of the Company dated February 2000 and subsequent updates and associated documents provided to Purchasers (the "Business Plan"). To the best of the Company's knowledge, the business proposed by the Company will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. Except as disclosed on Exhibit C attached hereto, the Company is not aware that any employee is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or would conflict with the Company's business as proposed to be conducted. To the best of the Company's knowledge, no third party is infringing any of the Company's patents, licenses, trade secrets or other proprietary rights. To the best of the Company's knowledge, no prior employer of any employee of the Company has any right to or interest in any inventions, improvements, discoveries or other information assigned to the Company by such employee pursuant to the nondisclosure and assignment of invention agreement (in the form attached hereto as Exhibit E) executed by such employee, or otherwise so assigned.

          (m)  Insurance.  The Company maintains valid policies of workers'
               ---------
compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts described in Exhibit C attached hereto.

          (n)  Material Contracts and Obligations.  Exhibit C attached hereto
               ----------------------------------
sets forth a list of all material agreements of any nature to which the Company is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by the Company in excess of $5,000,
(ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, and (iii) any agreement to which any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is presently a party, including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity. All of such agreements and contracts are valid, binding and in full force and effect.

          (o)  Compliance.  The Company has, in all material respects, complied
               ----------
with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby (except where the failure to be in compliance with such laws, regulations or orders or to have such licenses or permits would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company). There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the knowledge of the Company, of any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, condition, affairs or operations of the Company or any of its properties or assets. To the best of the knowledge of the Company, none of the employees of the Company is in violation of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the employment of such employee by the Company, except as disclosed on Exhibit C attached hereto.

          (p)  Absence of Changes.  Except as set forth on Exhibit C attached
               ------------------
hereto, since the Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a material adverse effect on the business, prospects, properties or condition, financial or otherwise, of the Company.

          (q)  Employees.  All employees, consultants of, or vendors to, the
               ---------
Company whose activities require access to confidential or proprietary information of the Company have executed and delivered nondisclosure, noncompetition and assignment of invention agreements substantially in the form of Exhibit E attached hereto, and all of such agreements are in full force and effect. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best knowledge of the Company, threatened.

          (r)  Taxes.  The amount shown on the Balance Sheet as provision for
               -----
taxes is sufficient in all material respects for payment of all accrued and unpaid Federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation or (b) consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

          (s)  Small Business Concern.  The Company is a "smaller enterprise" as
               ----------------------
defined in Section 107.710 of Title 13 of the Code of Federal Regulations.

          (t)  U.S. Real Property Holding Corporation.  The Company is not now
               --------------------------------------
and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

          (u)  Books and Records.  The minute books of the Company contain
               -----------------
complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

          (v)  Related Parties.  No employee, officer, stockholder or director
               ---------------
of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

          (w)  Disclosures.  Neither this Agreement nor any Exhibit hereto, nor
               -----------
any report, certificate, statement or instrument supplied by the Company to any of the Purchasers or their counsel in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.
The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of the Company which has not been disclosed in writing to the Purchasers. The Company has no reason to believe that the projections and estimates of market size set forth in the Business Plan do not represent reasonable estimates based on the assumptions contained therein, but there can be no assurance that the results reflected in such projections will be attained.

     4.   Representations of the Purchasers.  Each of the Purchasers severally
          ---------------------------------
represents and warrants to the Company as follows:

          (a)  Investment.  Such Purchaser is acquiring the Shares and the
               ----------
shares of Common Stock into which the Shares may be converted (collectively, the "Securities"), for his or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          (b)  Authority.  Such Purchaser has full power and authority to enter
               ---------
into and to perform this Agreement in accordance with its terms.

          (c)  Experience.  Such Purchaser has carefully reviewed the
               ----------
representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has adequate net worth and means of providing for his or its current needs and personal contingencies to sustain a complete loss of his or its investment in the Company; such Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to his or its net worth and such Purchaser's investment in the Shares will not cause such overall commitment to become excessive.

          (d)  Accredited Investor.  Except for Purchasers specifically
               -------------------
identified on Exhibit A hereto as not being Accredited Investors, such Purchaser is an Accredited Investor within the definition set forth in Securities Act Rule 501(a). Any Purchaser which is a corporation, partnership, trust or other entity represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company, or, if it has been organized specifically for the purpose of investing in the Company, all of the equity owners of such corporation, partnership, trust or other entity are Accredited Investors within the definition set forth in Securities Act Rule 501(a).

          (e)  Place of Business.  Each Purchaser represents that such Purchaser
               -----------------
is purchasing the Shares from its address shown on Exhibit A attached hereto.

     5.   Conditions to the Obligations of the Purchasers.  The obligation of
          -----------------------------------------------
each of the Purchasers to purchase Shares at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of the following conditions on or before the Closing Date.

          (a)  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties contained in Section 3 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          (b)  Performance.  The Company shall have performed and complied with
               -----------
all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

          (c)  Opinion of Counsel.  The Purchasers shall have received an
               ------------------
opinion from Duane, Morris & Heckscher LLP, counsel for the Company, dated the Closing Date, addressed to the Purchasers, to the effect that:

               (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted, to enter into and perform each of the Agreements and to carry out the transactions contemplated by each of the Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Connecticut.

               (ii) Except for changes contemplated by this Agreement, the authorized capital stock of the Company is as described in subsection 3(b) of this Agreement and, to the knowledge of such counsel, the other representations and warranties contained in subsection 3(b) are true and correct (other than the last sentence thereof, as to which no opinion need be expressed, and other than the next to last sentence thereof, as to which an opinion need only be expressed that no registration was required for the offer, issuance and sale of the Common Stock referred to therein under applicable Federal and state securities laws).

               (iii) The issuance, sale and delivery of the Shares and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company, and the Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

               (iv) The execution, delivery and performance by the Company of each of the Agreements have been duly authorized by all necessary corporate action, and each of the Agreements has been duly executed and delivered by the Company. Each of the Agreements (other than subsections 8(g) and 8(h) hereof, as to which no opinion need be expressed) constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of each of the Agreements and the offer, issue and sale of the Shares hereunder will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, each as amended to date and presently in effect, or any indenture, lease, agreement, or other instrument known to such counsel to which the Company is a party or by which it or any of its properties are bound, or any decree, judgment or order specifically naming the Company and known to such counsel.

               (v) Except as obtained and in effect at the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority (other than filings required to be made after such Closing under applicable federal and state securities laws) is required on the part of the Company in connection with the execution and delivery of the Agreements, or the offer, issue, sale and delivery of the Shares or the other transactions to be consummated at such Closing pursuant to this Agreement.

               (vi)  Based on the representations of each of the Purchasers in
Section 4, the offer, issuance and sale of the Securities are exempt from registration under the Securities Act.

               (vii) To the best of such counsel's knowledge, except as set forth in Exhibit C to this Agreement, there is no action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against the Company.

          (d)  Blue Sky Approvals.  The Company shall have received any
               ------------------
requisite approvals and made any requisite filings with the securities commissioners of any states in which Purchasers are located and any such approvals shall be in full force and effect on the applicable Closing Date (other than filings required to be made after such Closing Date).

          (e)  Certificates and Documents.  The Company shall have delivered to
               --------------------------
the Purchasers:

               (i) The Certificate of Incorporation of the Company, as amended and in effect prior to the Closing Date, certified by the Secretary of State of the State of Delaware;

               (ii) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware, confirming such good standing on or immediately prior to the Closing Date;

               (iii) By-laws of the Company as amended and in effect immediately prior to the Closing Date, certified by its Secretary or Assistant Secretary as of the Closing Date; and

               (iv) Resolutions of the Board of Directors and consents of the stockholders of the Company, authorizing and approving all requisite matters in connection with this Agreement, and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

          (f)  Board of Directors.  Immediately after the Closing, the Board of
               ------------------
Directors of the Company shall consist of Walter W. Schroeder, Robert W. Shaw, Jr. (who shall be Chairman of the Board), Charles C. Curtis, Trent M. Molter, Henry W. Newman, Gerald B. Ostroski, Philip Sharp and Richard A. Aube and the provisions of Section B.4. of Article Fourth of the Certificate of Amendment shall control the election of directors of the Company. No amendment shall be made to Section B.4. of Article Fourth of the Certificate of Amendment (as the same may be amended from time to time), without the prior written consent of UVCC Fund II and Utech Climate Challenge Fund, L.P.

          (g)  Co-Sale Agreement.  The Co-Sale Agreement in the form attached
               -----------------
hereto as Exhibit F shall have been executed and delivered by the parties thereto.

          (h)  Other Matters.  All corporate and other proceedings in connection
               -------------
with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (i)  SBA Letter.  CB Capital Investors, LLC ("CBCI"), shall have
               ----------
prepared the side letter regarding compliance with certain regulations to which CBCI and its affiliates are subject, including the Small Business Investment Act of 1958 and the regulations thereunder and the forms required to be obtained by the United States Small Business Administration in connection with the transactions contemplated hereby and the Company shall have executed such letters and forms and delivered the same to CBCI.

     6.   Conditions to the Obligations of the Company.  The obligations of the
          --------------------------------------------
Company under subsection 1(b) of this Agreement are subject to fulfillment, on or before the Closing Date, of each of the following conditions:

          (a)  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the Purchasers contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          (b)  Performance.  The Purchasers shall have performed and complied
               -----------
with all agreements and conditions contained in this Agreement required to be performed or complied with by the Purchasers prior to or at the Closing.

          (c)  Blue Sky Approvals.  The Company shall have received any
               ------------------
requisite approvals of the securities commissioner of any state in which a Purchaser is located.

     7.   Covenants.
          ---------

          (a)  Inspection; Board Member Expenses.  The Company shall permit each
               ---------------------------------
Purchaser and Prior Purchaser which alone, or together with affiliated entities holds at least

250,000 shares (as adjusted for stock splits, stock dividends and similar recapitalizations) of Preferred Stock, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested, and to receive copies of all notices, minutes, consents and other materials that the Company provides to its directors. The Company shall permit each Purchaser and Prior Purchaser which alone, or together with affiliated entities holds at least 500,000 shares (as adjusted for stock splits, stock dividends and similar recapitalizations) to attend, as observers and without any right to vote (except to the extent any such representative is a Board Member) meetings of the Board of Directors of the Company. The Company shall permit each Founder, so long as such Founder holds at least 250,000 shares (as adjusted for stock splits, stock dividends and similar recapitalizations) of Common Stock of the Company and is employed by the Company, to receive notice of and attend as an observer without the right to vote all meetings of the Board of Directors of the Company and to receive copies of all minutes, consents and other materials that the Company provides to its directors; provided, however, that the Board shall have the right in its reasonable discretion to conduct certain of its business in executive session without any Founders who are not directors present. The Company shall pay the reasonable out-of-pocket expenses associated with Board meeting attendance of all directors.

          (b)  Financial Statements and Other Information.
               ------------------------------------------

               (i) The Company will deliver to each Purchaser and each Prior Purchaser which alone, or together with affiliated entities holds at least 250,000 shares (as adjusted for stock splits, stock dividends and similar recapitalizations) of Preferred Stock:

                    (A) within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as at the end of such year and statements of income and cash flows of the Company for such year, audited, compiled or reviewed, at the option of the Board of Directors of the Company, by certified public accountants selected by the Company, setting forth in comparative form the Company's results for the prior year, all of such documents to be prepared in accordance with generally accepted accounting principles;

                    (B) within 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter, setting forth in comparative form the Company's results for the corresponding period of the prior year and projected financial statements for the corresponding periods for the current fiscal year;

                    (C) within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's results for the corresponding period of the prior year and projected financial statements for the corresponding periods for the current fiscal year and including an aging of the Company's accounts receivable and accounts payable and a statement of the number of employees of the Company as at the end of such month;

                    (D) as soon as available, but in any event within 30 days after commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year and projected financial statements for the four years following such new fiscal year; and

                    (E) with reasonable promptness, such other notices, information and data with respect to the Company as the Company delivers to the holders of its Common Stock, and such other information and data as such Purchaser or Prior Purchaser may from time to time reasonably request.

               (ii) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clauses (B) and (C) of paragraph (i) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present in all material respects the financial condition of the Company at the date thereof and for the periods covered thereby.

          (c)  Material Changes and Litigation. The Company will promptly notify
               -------------------------------
the Purchasers and Prior Purchasers of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company materially affecting or which, if adversely determined, would materially adversely affect its present or proposed business, properties, assets or condition taken as a whole.

          (d)  Key Man Insurance.  Through December 31, 2000, the Company shall
               -----------------
maintain term life insurance upon the life of each of the Founders in the amount of $500,000 each, with the proceeds payable to the Company. A certificate evidencing such insurance shall be attached to this Agreement as Exhibit G.
                                                                 ---------

          (e)  Nondisclosure Agreements.  The Company will require all persons
               ------------------------
now or hereafter employed by the Company who have access to confidential and proprietary information of the Company to enter into agreements containing nondisclosure and assignment of invention provisions substantially similar to those set forth in Exhibit E, and, subject to the discretion of the Board of
                   ---------
Directors of the Company, noncompetition provisions substantially similar to those set forth in Exhibit E.
                   ---------

          (f)  Right of First Refusal.
               ----------------------

               (i) The Company hereby grants to each Purchaser, each Prior Purchaser and each Founder (collectively, the "Rightholders") a right of first refusal to purchase, on a pro rata basis, all or any part of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. A Rightholder's pro rata share, for purposes of this subsection 7(f), shall equal a fraction, the numerator of which is the number of shares of capital stock of the Company owned by such Rightholder and the denominator of which is the total number of shares of capital stock of the Company owned by all of the Rightholders.

               (ii) "New Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided, however, that the term "New
                                --------  -------
Securities" does not include (A) the Shares issuable under this Agreement (including any amendment hereto) or the shares of Common Stock issuable upon conversion of any Preferred Stock of the Company; (B) securities offered to the public pursuant to a Registration Statement (as defined in subsection 8(a)); (C) securities issued for the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of such corporation or other reorganization resulting in the ownership by the

Company of not less than 51% of the voting power of such corporation; (D) securities issuable upon exercise or conversion of the 1998 Warrants (as defined in the Company's Series B Preferred Stock Purchase Agreement dated December 22,
1998); (E) not more than 5,700,000 shares of Common Stock issued to employees or consultants of the Company pursuant to the Company's 1996 Stock Option Plan or any other option or stock purchase plan duly approved by the holders of 66-2/3% of the Preferred Stock; or (F) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

               (iii) In the event the Company intends to issue New Securities, it shall give each Rightholder written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Rightholder shall have 20 days from the date of any such notice to agree to purchase all or part of its or his pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased. Each Rightholder shall have a right of overallotment such that if any Rightholder fails to exercise his or its right hereunder to purchase his or its total pro rata portion of New Securities, the other Rightholders may purchase such portion on a pro rata basis, by giving written notice to the Company within five days from the date that the Company provides written notice to the other Rightholders of the amount of New Securities with respect to which such nonpurchasing Rightholder has failed to exercise its or his right hereunder.

               (iv) In the event any Rightholder fails to exercise the foregoing right of first refusal with respect to any New Securities within such 20-day period (or the additional five-day period provided for overallotments), the Company may within 120 days thereafter sell any or all of such New Securities not agreed to be purchased by the Rightholders, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Rightholder pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Rightholders in the manner provided above.

               (v) For purposes of this subsection 7(f), "Rightholder" shall include the general partners, officers, members or other affiliates of a Purchaser or Prior Purchaser, and a Purchaser or Prior Purchaser may apportion its pro rata share among itself and such general partners, officers and other affiliates in such proportions as it deems appropriate; provided that the pro rata share ownership of a Rightholder shall be determined solely on the basis of the number of shares of capital stock of the Company owned by such Rightholder and shall not be increased by the share holdings of any affiliate of such Rightholder.

          (g)  Negative Covenants.  Notwithstanding any other provision of this
               ------------------
Agreement, without the prior written consent of the holders of at least 66 2/3% of the outstanding shares of Preferred Stock, the Company shall not, nor shall any of the Founders cause the Company to:

               (i) merge or consolidate with any other corporation or purchase or own any stock or other securities of or interest in any other corporation, partnership or other entity (other than U.S. government or U.S. government-backed securities purchased by the Company pending expenditure of cash) or, except in the ordinary course of business, sell, lease, license or otherwise dispose of any portion of its properties or assets to any party, including without limitation any intellectual property;

               (ii) effect any reverse stock split, stock combination, reclassification or similar event;

               (iii)  amend or repeal its Certificate of Incorporation or By-
Laws;

               (iv) except as permitted under this Agreement, the Certificate of Incorporation or any agreement referenced herein or in any exhibit hereto or otherwise contemplated hereby, authorize, create, issue or reclassify, repurchase or redeem any stock or other security of the Company (except for repurchases of stock of a director, officer, employee or consultant of the Company subject to a stock repurchase agreement or stock restriction agreement under which the Company has the right or obligation to repurchase such shares in the event of termination of employment or other termination of the relationship), or issue, grant, or, authorize any option, warrant or other right respecting any stock or other security of the Company, provided, that such consent shall not be required for the issuance of any option or right under the Company's 1996 Stock Option Plan or any other stock option or stock purchase plan duly established by the Company, or for the purchase of any Common Stock upon the exercise of an option or right issued under such a plan;

               (v) make any loan or advance, other than advances to employees or directors for business expenses in the ordinary course of business or trade credit on terms unanimously approved by the Board of Directors or partial payments on capital expenditures unanimously approved by the Board of Directors, to any person or entity except for advances and similar expenditures in an outstanding amount not to exceed $25,000 in the aggregate at any time;

               (vi) enter into any marketing, distribution, sales or other "corporate partnering" agreement or plan which grants a third party exclusive or substantial rights to market, sell, supply or manufacture the Company's products or services; or, except as approved by the Board of Directors of the Company, purchase, lease, license or otherwise acquire from others any tangible or intangible property other than in the ordinary course of business;

               (vii) dissolve, liquidate or suspend all or any part of its business, or file any petition, or institute any proceeding, or be subject to any petition or proceeding filed against it that is not dismissed within thirty
(30) days after filing, under the Federal Bankruptcy Code or under any state law relating to insolvency, receivership, reorganization or debt adjustment;

               (viii) have outstanding trade payables that are more than 60 days past due in an amount in excess of $100,000, or incur, create, assume or otherwise become primarily or secondarily liable with respect to, or absolutely or contingently liable with respect to, or permit to exist, any other indebtedness, including without limitation lease financing, which is in an aggregate amount in excess of $50,000; provided that such consent shall be required for any guaranty of indebtedness by the Company, regardless of amount; or

               (ix) establish or modify any stock option or stock purchase plan of the Company.

     While it is not the desire of the Purchasers or Prior Purchasers to direct the day-to-day management of the Company's affairs, the Purchasers and Prior Purchasers are making or have made a substantial investment in the Company and have a justified interest in ensuring consensus with respect to the conduct of all material aspects of the Company's business. Without limiting the consent rights of the Purchasers and Prior Purchasers set forth above in this subsection
(g), the covenants set forth in this subsection are not intended to impede actions by the Board of

Directors in the ordinary course of business so long as such actions are not likely to have a material adverse impact on the Purchasers or Prior Purchasers. Each Purchaser and Prior Purchaser shall respond promptly and, in any event, within 15 days to any request for a consent under this subsection.

          (h)  International Investment and Trade in Services Survey Act.  The
               ---------------------------------------------------------
Company shall use its best efforts to file on a timely basis all reports required to be filed by it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person's direct or indirect investment in the Company.

          (i)  Qualified Small Business Stock.  The Company shall submit to its
               ------------------------------
stockholders (including the Purchasers and Prior Purchasers) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the Regulations promulgated thereunder. In addition, within ten days after any Purchaser's or Prior Purchaser's written request therefor, the Company shall deliver to such Purchaser or Prior Purchaser a written statement indicating whether such Purchaser's or Prior Purchaser's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code.

          (j)  Small Business.  The Company shall submit such reports and
               --------------
provide such information as may reasonably be required by any Purchaser or Prior Purchaser which is a "small business investment company" under the Small Business Investment Act of 1958 and the Regulations promulgated thereunder to comply with such Purchaser's or Prior Purchaser's reporting obligations under such Act and Regulations with respect to its investment in the Company.

          (k)  Connecticut Employment.
               -----------------------

               (i) The Company shall create jobs in the State of Connecticut and shall use its best efforts to employ residents of Connecticut in these jobs.

               (ii) The Company shall furnish to Connecticut Innovations, Inc. ("CII") copies of the quarterly reports filed by the Company and any of its subsidiaries with the Connecticut Department of Labor and upon request, employment records and such other personnel records to the extent permitted by law as the Purchaser may reasonably request to verify the creation or retention of Connecticut employment; and

               (iii) The Company hereby authorizes CII to examine upon reasonable notice, and will at any time at the request of CII provide CII with such additional authorization satisfactory to the Connecticut Department of Labor as may be necessary to enable CII to examine upon reasonable notice all records of said Department relating to the Company and/or any of its subsidiaries.

          (l)  Equal Opportunity.  The Company agrees and warrants that it is an
               -----------------
equal opportunity employer and that it does not discriminate. The Company further agrees and warrants that:

               (i) The Company will not discriminate or permit discrimination against any employee or applicant for employments because of sex, sexual orientation, race, color, religious creed, age, marital status, mental retardation, physical disability, national origin, or ancestry. Such action shall include, but not be limited to, the following: Employment upgrading, demotion or transfer; recruitment advertising; lay-off or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.

          (ii) The Company agrees to take affirmative action to insure that applicants with job-related qualifications are employed.

          (iii) The Company will, in its solicitation for employees, state that it is an "affirmative action-equal opportunity employer."

          (iv) The Company agrees to provide each labor union or representative of workers with which the Company has a collective bargaining agreement or other contract or understanding and each vendor with which the Company has a contract or understanding, a notice to be provided by the Commission of Human Rights and Opportunities (the "CHRO") and to post copies of the notice in conspicuous places available to employees and applicants for employment.

          (v) The Company agrees to cooperate with CII, the State of Connecticut and/or any of its agencies and the CHRO to ensure that the purpose of this equal opportunity clause is being carried out.

          (vi) The Company agrees to comply with all relevant regulations and orders issued by the CHRO, to provide the CHRO with such information as it may request, and to permit the CHRO access upon reasonable notice to pertinent books, records, and accounts concerning the contractor's employment practices and procedures.

          (vii) The Company agrees to comply with all of the requirements set out by Section 4a-60 of the Connecticut General Statutes, as it may be amended.

          (viii) The Company agrees to post a notice of this acceptance of the foregoing equal employment opportunity provisions at its place of business, clearly visible.

          (m)    Termination of Covenants.  Unless earlier terminated, the
                 ------------------------
covenants contained in this Section 7 shall terminate, and be of no further force or effect, upon the effective date of a Registration Statement (as defined in subsection 8(a) covering the Company's first bona fide firm commitment public offering of Common Stock, resulting in gross proceeds to the Company of at least $15,000,000, at a price per share of at least $10.00 (as adjusted for stock splits, stock dividends, recapitalizations and similar events).

          (n)    Transfers by Founders.  In addition, each Founder covenants
                 ---------------------
that until the occurrence of a public offering by the Company as described in
Section 7(m), or until each Purchaser's Shares, or shares of Common Stock issuable upon conversion thereof, may be sold under Rule 144(k) under the Securities Act of 1933, as amended, such Founder (i) intends to continue to serve in an executive capacity with the Company, and (ii) except for transfers to the Company pursuant to such Founder's Stock Restriction Agreement, will not pledge, sell, transfer or otherwise dispose of more than 20% of the stock of the Company currently held by such Founder. Notwithstanding the foregoing, stock of the Company may be transferred at any time to members of the Founder's immediate family or trusts or custodianships for the benefit of such persons, provided that all shares in the hands of such persons or entities and such Founders shall be subject to the limitation set forth in clause (ii) of the preceding sentence.

     8.   Registration Rights.
          -------------------

          (a)    Certain Definitions.  As used in this Section 8 and elsewhere
                 -------------------
in this Agreement, the following terms shall have the following respective meanings:

               "Commission" means the Securities and Exchange Commission, or any
                ----------
other Federal agency at the time administering the Securities Act.

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

               "Registration Statement" means a registration statement filed
                ----------------------
by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

               "Registration Expenses" means the expenses described in
                ---------------------
subsection 8(f).

               "Registrable Shares" means (i) the shares of Common Stock issued
                ------------------
or issuable upon conversion of Preferred Stock, (ii) any shares of Common Stock acquired by the Purchasers or Prior Purchasers upon conversion of the 1998 Warrants, (iii) any shares of Common Stock of the Company acquired by the Purchasers or Prior Purchasers pursuant to subsection 7(f) hereof, and (iv) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are
                    --------  -------
Registrable Shares shall cease to be Registrable Shares upon any sale thereof pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 10 of this Agreement, is not entitled to the rights provided by this Section 8. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Registrable Shares even if such conversion has not yet been effected.

               "Securities Act" means the Securities Act of 1933, as amended,
                --------------
or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

               "Shares" shall have the meaning specified in subsection 1(b).
                ------

               "Stockholders" means the Purchasers or Prior Purchasers and any
                ------------
persons or entities to whom the rights granted under this Section 8 are transferred by any Purchasers or Prior Purchasers or their respective successors or assigns pursuant to Section 10 hereof.

          (b)  Sale or Transfer of Shares; Legend.
               ----------------------------------

               (i) The Shares and the Registrable Shares and shares issued in respect of the Shares or the Registrable Shares shall not be sold or transferred unless either (A) they first shall have been registered under the Securities Act, or (B) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

               (ii) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (A) a transfer by a Purchaser or Prior Purchaser to any person or entity which directly or indirectly holds an interest in the Purchaser or Prior Purchaser or a partner of any purchaser, or in connection with a bona fide reorganization, if the transferee agrees in writing to be subject to the terms of this Section 8 to the same extent as if he were an original Purchaser or Prior Purchaser hereunder, (B) a transfer to a person that controls, is controlled by or is under common control with the transferor or (C) a transfer made in accordance with Rule 144 under the Securities Act.

               (iii) Each certificate or other instrument representing the Shares and the Registrable Shares and shares issued in respect of the Shares or the Registrable Shares shall bear a legend substantially in the following form:

          "The securities represented by this instrument have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Registrable Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

               (iv) The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser or Prior Purchaser, provide in writing to such Purchaser or Prior Purchaser and to any prospective transferee of any Shares or Registrable Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser or Prior Purchaser, cooperate with and assist such Purchaser or Prior Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Shares or Registrable Shares for trading through PORTAL. The Company's obligations under this Section 8(b)(iv) shall at all times be contingent upon receipt from the prospective transferee of Shares or Registrable Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Shares or Registrable Shares.

          (c)  Required Registrations.
               ----------------------

               (i) At any time after the earlier of December 31, 2000, or the closing of the Company's first underwritten public offering of shares of Common Stock pursuant to a Registration Statement, a Stockholder or Stockholders holding in the aggregate at least 50% of the Registrable Shares may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders having an aggregate offering price of at least $3,000,000 (based on the then current market price or fair value). If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Stockholders to participate shall be conditioned on such Stockholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the approval of the underwriter managing the offering. If the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of Registrable Shares to be included in a Registration Statement filed pursuant to this Section 8(c) shall be reduced pro rata among the requesting Stockholders based on the quotient of (1) the total Registrable Shares to be included in the

Registration Statement, divided by (2) the total number of Registrable Shares that requested registration. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1 or Form S-2 (or any successor form), of all Registrable Shares which the Company has been requested to so register.

               (ii) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Stockholder or Stockholders holding in the aggregate at least 25% of the Registrable Shares may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least $250,000 (based on the current public market price). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares which the Company has been requested to register.

               (iii) The Company shall not be required to effect more than three registrations pursuant to paragraph (i) above or more than four registrations pursuant to paragraph (ii) above. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months after the effective date of any other Registration Statement of the Company. Furthermore, the Company shall not be required to register, pursuant to this Section, the Registrable Shares of any holder who fails to provide promptly to the Company such information as the Company may reasonably request at any time to enable the Company to comply with any applicable law or regulation or to facilitate preparation of the Registration Statement. The Company shall not be required to effect a registration under this Section if, in the opinion of counsel for the Company, which counsel and opinion shall be acceptable to the holders of Registrable Shares, such holders of Registrable Shares may then sell all Registrable Shares proposed to be sold in the manner proposed without registration under the Act.

               (iv) If at the time of any request to register Registrable Shares pursuant to this subsection 8(c), the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to subsection 8(d) or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two-year period.

          (d)  Incidental Registration.
               -----------------------

               (i) Whenever the Company proposes from time to time following the earlier of December 31, 2000 or the closing of the Company's first underwritten public offering of Common Stock to file a Registration Statement (other than pursuant to subsection 8(c)), it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this subsection 8(d) without obligation to any Stockholder.

          (ii) In connection with any offering under this subsection 8(d) involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect, but in no event shall the amount of Registrable Shares included in the offering be reduced below 30% of the total amount of securities included in the offering, unless such offering is the initial public offering of the Company's securities. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company assuming conversion of all Preferred Stock to Common Stock and exercise of all outstanding options and warrants. If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

          (iii) Notwithstanding the foregoing, the Company shall not be required pursuant to this subsection (d) to include any Registrable Shares in a Registration Statement if such Registrable Shares can then be sold under Rule 144(k) under the Securities Act and represent less than 1% of the outstanding shares of Common Stock.

          (e)   Registration Procedures.  If and whenever the Company is
                -----------------------
required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

               (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 120 days from the effective date;

               (iii) as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling

Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

               (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

          (f)   Allocation of Expenses.  The Company will pay all Registration
                ----------------------
Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the Stockholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested) and if the requesting Stockholders elect not to have such registration counted as a registration requested under subsection 8(c), the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 8, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the fees and expenses of one counsel selected by the selling Stockholders to represent the selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Stockholders' own counsel (other than the counsel selected to represent all selling Stockholders).

               (g)  Indemnification.  In the event of any registration of any
                    ---------------
of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will, to the extent permitted by law, indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

     In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will, to the extent permitted by law, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold as contemplated herein.

     Each party entitled to indemnification under this subsection 8(g) (the "Indemnified Party") shall give notice to the party required to provide
------------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying
                                --------
Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to
                --------  -------
give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the Indemnifying Party is materially prejudiced thereby. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay
                      --------  -------
such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          (h)  Indemnification with Respect to Underwritten Offering.  In the
               -----------------------------------------------------
event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to subsection 8(c)(i), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

          (i)  Information by Holder.  Each holder of Registrable Shares
               ---------------------
included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

          (j)  "Stand-Off" Agreement for Initial Public Offering.  Each
                ------------------------------------------------
Stockholder, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 120 days) following the effective date of a Registration Statement; provided, that:
                                                          --------

               (i) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in an underwritten offering (the "Initial Public Offering"); and

               (ii) all Stockholders holding not less than the number of shares of Common Stock held by such Stockholder (including shares of Common Stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants or rights), all Founders and all officers and directors of the Company enter into similar agreements.

Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

          (k)  Lock-Up After Initial Public Offering.  Each holder of
               -------------------------------------
Registrable Shares agrees that in the event the Company proposes to offer for sale to the public any of its equity securities after the Initial Public Offering, and (1) if such holder of Registrable Shares is an "affiliate" of the Company or holds beneficially or of record five percent (5%) or more of the outstanding equity securities of the Company, and (2) if requested by the Company and an underwriter of Common Stock or other securities of the Company, and (3) if all other "affiliates" and such 5% stockholders are requested by the Company and such underwriter to sign, and actually do sign, any agreement restricting the sale or other transfer of shares of the Company, then it will not sell, assign, donate, pledge, encumber, hypothecate, grant an option to, or otherwise transfer or dispose of, whether in privately negotiated transactions or to the public in open market transactions, any Common Stock or other securities of the Company held by it during the 90-day period following the effective date under the Securities Act. Such agreement shall be in writing and in form and substance reasonably satisfactory to the holder of Registrable Shares, the Company and such underwriter and pursuant to customary and prevailing terms and conditions. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restrictions until the end of said 90-day period.

          (l)  Limitations on Subsequent Registration Rights.  The Company shall
               ---------------------------------------------
not, without the prior written consent of Stockholders holding at least a majority of the Registrable Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include securities of the Company in any registration filed under subsection 8(c) or 8(d), or (ii) to make a demand registration which could result in such registration statement being declared effective prior to December 31, 2000.

          (m)  Rule 144 Requirements.  After the earliest of (i) the closing of
               ---------------------
the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

               (A) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (B) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (C) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days following the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

          (n)  Selection of Underwriter.
               ------------------------

               (i) In the case of any registration effected pursuant to subsection 8(c), the requesting Stockholders shall have the right with the approval of the Board of Directors of the Company, which approval shall not be unreasonably withheld, to designate the managing underwriter in any underwritten offering.

               (ii) In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering, subject to the approval of a majority of the Registrable Shares to be included in such offering, which approval shall not be unreasonably withheld.

          (o)  Conditions to Registration Obligations.  The Company shall not be
               --------------------------------------
obligated to effect the registration of Registrable Shares pursuant to this Section unless all holders of shares being registered consent to reasonable conditions imposed by the Company as the Company shall determine with the advice of counsel to be required by law including, without limitation:

               (i) conditions prohibiting the sale of shares by such holders until the registration shall have been effective for a specified period of time;

               (ii) conditions requiring such holder to comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act and any rules issued thereunder by the Commission, and to furnish to the Company information about sales made in such public offering;

               (iii) conditions prohibiting such holder upon receipt of telegraphic or written notice from the Company (until further notice) from effecting sales of shares, such notice being given to permit the Company to correct or update a registration statement or prospectus;

               (iv) conditions requiring that at the end of the period during which the Company is obligated to keep the Registration Statement effective under Section 5, the holders of shares included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement that remain unsold, and requiring such holders to notify the Company of the number of shares registered that remain unsold immediately upon receipt of notice from the Company; and

               (v) conditions requiring the holders of Registrable Shares to enter into an underwriting agreement in form and substance reasonably satisfactory to the Company.

     9.   Successors and Assigns.  Except as provided in Section 10, the
          ----------------------
provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

     10.  Transfers of Certain Rights.
          ---------------------------

          (a)  Transfer.  The rights granted to a Purchaser or Prior Purchaser
               --------
under subsections 7(b) and 7(f) and Section 8 may be transferred by such Purchaser or Prior Purchaser to any transferee pursuant to Section 8(b)(ii)(A) or to any person or entity acquiring at least Fifty Thousand (50,000) Shares or Registrable Shares (as adjusted for stock splits, stock dividends or similar recapitalizations); provided, however, that the Company is given written notice
                    --------  -------
by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

          (b)  Transferees.  Any transferee (other than a Purchaser or Prior
               -----------
Purchaser) to whom rights under subsection 7(b), subsection 7(f) or Section 8 are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Purchasers or Prior Purchasers under subsection 7(f) and Section 8, as the case may be, to the same extent as if such transferee were a Purchaser or Prior Purchaser hereunder.

          (c)  Subsequent Transferees.  A transferee to whom rights are
               ----------------------
transferred pursuant to this Section 10 may not again transfer such rights to any other person or entity, other than as provided in (a) or (b) above.

          (d)  Equityholders.  Notwithstanding anything to the contrary herein,
               -------------
any Purchaser or Prior Purchaser may transfer rights granted to such Purchaser or Prior Purchaser under subsection 7(b), subsection 7(f) or Section 8 to any direct or indirect equityholder thereof which is a partnership, corporation or limited liability company and in turn to the respective partners, stockholders or members of such entities, provided such transferee delivers to the Company a written instrument in accordance with subparagraph (b) above which contains a representation that the transfer is exempt from registration under the Securities Act and designates a person or entity affiliated with the Purchaser or Prior Purchaser (the "Designated Notice Party") to receive notice hereunder
                         -----------------------
on behalf of the transferee. In the event of such transfer, such partner or stockholder shall be deemed a Purchaser or Prior Purchaser for purposes of this
Section 10 and may again transfer such rights to any other person or entity which acquires

Shares or Registrable Shares from such partner or stockholder, in accordance with, and subject to, the provisions of subparagraphs (a), (b) and (c) above.

     11.  Survival of Representations and Warranties.  All agreements,
          ------------------------------------------
representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

     12.  Notices.  All notices, requests, consents, and other communications
          -------
under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid or by recognized overnight courier service:

     If to the Company, at 50 Inwood Road, Rocky Hill, Connecticut 06067,
Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers or Prior Purchasers.

     If to a Purchaser, Prior Purchaser or Founder, at his or its address set forth on Exhibit D attached hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser, Prior Purchaser or Founder.

     Notices provided in accordance with this Section 12 shall be deemed delivered upon personal delivery or 72 hours after deposit in the U.S. Mail, or the following business day after deposit with the recognized overnight courier service.

     13.  Brokers.  The Company and each Purchaser or its investment advisor (i)
          -------
represents and warrants to the other parties hereto that he or it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

     14.  Expenses.  The Company shall pay the fees and expenses of a single
          --------
counsel for the Purchasers (which shall be Hale and Dorr LLP) in connection with the transactions contemplated hereby, such amount not to exceed $25,000. The Purchasers have not requested Hale and Dorr LLP to conduct a due diligence review of the Company on their behalf.

     15.  Entire Agreement.
          ----------------

          (a) This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The provisions of Sections 7, 8 and 10 of this Agreement shall amend and restate in their entirety Sections 7, 8 and 10 of the Company's Series B-1 Preferred Stock Purchase Agreement dated May 12, 1999 (the "Series B-1 Agreement") and such Sections 7, 8 and 10 of the Series B-1 Agreement are hereby terminated and shall be of no further force or effect.

          (b) By their execution and delivery of this Agreement, the Founders and the Prior Purchasers, being the holders of at least 66 2/3% of the outstanding Preferred Stock of the Company, hereby waive any and all rights of first refusal or preemptive rights and associated notice periods of any kind with respect to the issuance and sale of the Series C Preferred hereunder, including without limitation the right of first refusal and notice periods contained in Section 7(f) of the Series B-1 Agreement, and consent to such issuance and sale.

          (c)  By their execution and delivery of this Agreement, pursuant to
Section 7(g) of the Series B-1 Agreement, the undersigned Purchasers and Prior Purchasers hereby affirmatively consent to (i) the issuance and sale of the Shares as described herein and (ii) the issuance and delivery of Common Stock upon the conversion of such Series C Preferred in accordance with the terms of such Series C Preferred.

     16.  Amendments and Waivers.  Except as otherwise expressly set forth in
          ----------------------
this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66 2/3% of the Preferred Stock.

     17.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18.  Headings.  The headings of the sections, subsections, and paragraphs
          --------
of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     19.  Severability.  The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provision.

     20.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                   COMPANY:

                                   PROTON ENERGY SYSTEMS, INC.


                                   By: /s/ Walter W. Schroeder
                                       ------------------------------
                                       Walter W. Schroeder, President


                                   PURCHASERS AND PRIOR PURCHASERS:

                                   [Signature pages attached]

                              FOUNDERS:


                              /s/ Robert J. Friedland
                              --------------------------------------
                              Robert J. Friedland


                              /s/ Trent M. Molter
                              --------------------------------------
                              Trent M. Molter


                              /s/ Lawrence C. Moulthrop, Jr.
                              --------------------------------------
                              Lawrence C. Moulthrop, Jr.


                              /s/ William F. Smith
                              --------------------------------------
                              William F. Smith


                              /s/ Walter W. Schroeder
                              --------------------------------------
                              Walter W. Schroeder

                      SIGNATURE PAGE TO SERIES C PREFERRED
            STOCK PURCHASE AGREEMENT OF PROTON ENERGY SYSTEMS, INC.


     By its signature below, the undersigned hereby executes and delivers and agrees to be bound (as a Purchaser and/or Prior Purchaser, as specified on Exhibit A) by the provisions of the foregoing Proton Energy Systems, Inc. Series C Preferred Stock Purchase Agreement dated April 12, 2000.

Executed by each of the below-listed Purchasers and Prior Purchasers.

A&D Investments, LLC
AES Corporation
Joseph T. Arsenio
Dennis Bakke
Ballentine Capital Partners Fund, L.P.
The Beacon Group Energy Investment Fund II, LP
Dana C. Blakslee
Carl A. Brainard
Michael J. Brown
Paul W. Burdick
Burns & Levinson LLP
Robert H. Byron, Jr.
Calvert World Values International Equity Fund
Cantor Colburn LLP
Christopher B. Capuano
Dario L. Cavallero
CB Capital Investors, LLC
CIBC Employee Private Equity Fund Partners
CIBC WMC Inc.
Carla C. Comeau
Connecticut Innovations, Inc.
Connecticut Innovations/Webster LLC
Charles B. Curtis
Peter J. Delaney
Mark E. Dristy
Richard A. Dubey Jr.
Charles P. Eaton
Edgewood Hydrogenica Partners, LLC
Derek D. Feist
Mark S. Fitzpatrick
Robert J. Friedland
John A. Glidden
Haddington Energy Partners, L.P.
Edward C. Hall III
Hambrecht & Quist California
H&Q Employee Venture Fund 2000, L.P.
Greg Hanlon
Peter L. Harrington
David Iacobucci
Kingdon Associates
Lehman Brothers VC Partners L.P.
Liberty Environmental Fund
Liberty Environmental Partners
Henry R. Linden
M. Kingdon Offshore, NV
Judah Malin
Charles B. McCollough
Audrey McManus
Robert Melusky
Micro-Generation Technology Fund, L.L.C.
Patricia & Gerald Molter
Trent M. Molter
Lawrence C. Moulthrop, Jr.
MP Investments, Inc.
Sherry Munro
Nth Power Technologies Fund I, L.P.
Nth Power Technologies Fund II, L.P.
Roger Naill
Robert J. Neddo
Opportunity Limited Partnesr II
Linda G. Partridge
Perseus 2000, L.L.C.
Prairie Associates, Inc.
Barbara Roberts
J. Stuart Ryan
Jeffery A. Safford
Tammie L. Safford
Deborah A. Sage
Saint Mary's College of California
Roger West Sant

Walter W. Schroeder
Rick Scott
Jason K. Shiepe
Martin B. Shulkin
Thomas M. Skoczylas
William F. Smith
Mary Jane Sobinski-Smith
Solstice Capital L.P.
Antonio J. Speranza
Stephens - Proton Energy LLC
Paul Stinson
William O. Suddath
Susan Sullivan
Sumitomo Corporation
Sumitomo Corporation of America
Utech Climate Challenge Fund, L.P.
UVCC Fund II
UVCC II Parallel Fund, L.P.
Gary D. Vollen
Andrew V. Winters III
David Wolff
Kenneth R. Woodcock
Mark Woodruff

                                       29